UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2021

PULMATRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36199	46-1821392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Hayden Avenue, Suite 390

Lexington, MA 02421

(Address of principal executive offices) (Zip Code)

(781) 357-2333

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	PULM	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events

On May 10, 2021, we sent a letter to Cipla Technologies LLC (“Cipla”) notifying Cipla that it is in material breach of our Development and Commercialization Agreement (the “Cipla Agreement”), dated April 15, 2019, due to Cipla’s anticipatory breach of its obligation under the Cipla Agreement to fund 50% of the development costs for Pulmazole. Following the onset of the COVID-19 pandemic in March, 2020, while our Phase 2a clinical study for Pulmazole was underway, Cipla notified us that it was no longer willing to continue the development of Pulmazole in accordance with the current cost sharing arrangements set forth in the Agreement and was seeking to amend the Agreement to shift a greater share of the development costs onto us. As a result of the COVID-19 pandemic, we, with Cipla’s consent, halted the Phase 2a clinical study for Pulmazole in July 2020.

Since that time we have attempted to resolve Cipla’s demands (although we are under no obligation to do so) through negotiation of an amendment to the Agreement while preparing to launch a new Phase 2b clinical study for Pulmazole. Based on our meeting with the U.S. Food and Drug Administration we are in a position to commence work on the Phase 2b clinical study, however, despite several months of negotiations with Cipla, it has become apparent that we and Cipla will be unable to reach an agreement regarding an amendment to the Cipla Agreement, which is preventing us from commencing work on the Phase 2b clinical study. Cipla has refused to approve the development plan for the Phase 2b clinical study unless we accept their demands to absorb a disproportionate amount of the costs and financial risks of the development plan. Accordingly, we have given Cipla 30 days from the date of the letter to reaffirm that it will perform the Cipla Agreement in accordance with its terms or we will exercise our contractual right to terminate the Cipla Agreement for Cipla’s material breach and reacquire all rights to Pulmazole for 25% of its fair market value.

We remain committed to advancing the development of Pulmazole through our partnership with Cipla or on a standalone basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULMATRIX, INC.

Date: May 10, 2021	By:	/s/ Teofilo Raad
Teofilo Raad
Chief Executive Officer